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                                                                    EXHIBIT 10.6

                           FIRST AMENDMENT TO SUBLEASE


        THIS FIRST AMENDMENT TO SUBLEASE ("Amendment") is dated for reference purposes only as of January 15, 1999, and is made by and between INFOSEEK CORPORATION, a Delaware Corporation ("Sublessor"), and REDBACK NETWORKS, INC., a Delaware corporation ("Sublessee").

                                    RECITALS

        A. Pursuant to that certain Standard NNN Lease dated March 4, 1997, as amended by that certain First Amendment to Lease dated June 9, 1997, and that certain Second Amendment to Lease dated July 15, 1997 (collectively, the "Master Lease"), Sublessor leases that certain real property commonly known as 1399 East Moffett Park Drive, Sunnyvale, CA (the "Master Premises") from Limar Realty Corp. #8 (the "Master Lessor").

        B. Pursuant to that certain Sublease dated as of January 12, 1998 (the "Sublease"), Sublessor subleases to Sublessee a portion of the Building located on the Master Premises, which subleased portion is deemed to contain 20,462 square feet of space (the "Subleased Premises").

        C. Sublessor and Sublessee wish to amend the Sublease on the terms and conditions stated herein to increase the square footage of the Subleased Premises and to modify and amend certain other provisions of the Sublease.

                                    AGREEMENT

        NOW, THEREFORE, for consideration, the adequacy and receipt of which are hereby acknowledged, Sublessor and Sublessee agree as follows:

        1. Incorporation of Recitals and Definitions. The foregoing recitals are incorporated into and made a part of this Amendment. Terms which are capitalized in this Amendment and which are not defined herein shall have the meanings ascribed to them in the Sublease.

        2. Modifications of Sublease. Notwithstanding anything to the contrary contained in the Sublease, as of the Effective Date (as defined in Section 3 below), the Sublease shall hereby be modified and amended as follows:

               2.1 Subleased Premises. The Subleased Premises shall be increased to include an additional twelve thousand (12,000) square feet of space (the "Additional Space") located on the first floor of the Building, as more particularly described on Exhibit A attached hereto and made a part hereof. The total square footage of the Subleased Premises, including the Additional Space, shall be deemed to be 32,462 square feet of space.

               2.2 Rent. The Monthly Base Rent for the remainder of the Term shall be increased from Thirty-Three Thousand Three Hundred Fifty-Three Dollars ($33,353) to Fifty-Two Thousand Nine Hundred Thirteen Dollars ($52,913).

               2.3 Additional Rent. The percentage share of Sublessor's Operating Expenses due and payable by Sublessee shall be increased from 22.27% to 35.32%.




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               2.4 Sublease Common Areas.

                      2.4.1 Exercise Room. As more particularly described on Exhibit A, the Sublease Common Areas shall include Sublessor's exercise room located on the first floor of the Building; provided, however, that the use of such exercise room by Sublessee and its employees shall be (i) restricted to only those employees of Sublessee who have signed a release and waiver of liability agreement in a form acceptable to Sublessor and shall be subject to all other rules, regulations and restrictions promulgated by Sublessor in its sole but reasonable discretion, (ii) subject to all other terms and conditions regarding the Sublease Common Areas stated in the Sublease, and (iii) at Sublessee's sole risk and responsibility, notwithstanding anything to the contrary contained in the Sublease. In addition to Sublessee's other indemnity obligations under the Sublease, Sublessee shall indemnify, protect, defend and hold harmless Sublessor and Master Lessor and their agents, employees, successors and assigns from and against all liabilities, losses, claims, demands costs, expenses (including reasonable attorneys fees), causes of action, and judgements, including, without limitation, injury or death to persons or damage or loss to property, arising from or in any way connected with Sublessee's or its employees' use of the exercise room.

                      2.4.2 Security Card Reader. Sublessee shall as soon as reasonably practicable, at Sublessee's sole cost and expense, and in accordance with all requirements of the Sublease regarding the installation of improvements or alterations to the Subleased Premises, install a security card reader on the "C" Lobby door located in the Building which will allow employees of either Sublessor or Sublessee to enter that set of doors. The plans and specifications for such installation work shall be subject to the advance written approval (not to be unreasonably withheld or delayed) of Sublessor and no such installation work will be performed by Sublessee unless and until such approval is given by Sublessor.

               2.5 Office Cubicle Reimbursement. The cubicles currently located in the Additional Space (the "Cubicles") shall remain and be delivered with the Additional Space in "as-is, where is" condition, without any representation or warranty whatsoever by Sublessor as to the adequacy, condition, or suitability of such Cubicles for any particular use or purpose. Subject to the terms and conditions of the Sublease, as modified by this Amendment, Sublessee may use the Cubicles in the Additional Space during the Term. At the expiration or earlier termination of the Sublease, and in addition to Sublessee's other surrender obligations under the Sublease, Sublessee shall surrender all of the Cubicles to Sublessor in the same condition and location where they were received, normal wear and tear excepted. If the Cubicles are not so surrendered, Sublessee shall be deemed in default under the Sublease and, in addition to any other rights or remedies that Sublessor may have, Sublessor may perform any necessary repair or replacement of such Cubicles and deduct all costs incurred in connection therewith from Sublessee's security deposit. As reimbursement to Sublessor for the rental cost of the Cubicles, Sublessee shall pay to Sublessor during the Term Three Thousand Dollars ($3,000) per month, which reimbursement shall be paid to Sublessor at the same time that Rent is due and payable under the Sublease.

        3. Effective Date. As used herein, the "Effective Date" shall mean the date upon which Sublessor has delivered possession of the Additional Space to Sublessee. Notwithstanding the foregoing, if for any reason, Sublessor does not deliver possession of the Additional Space to Sublessee by March 31, 1999, then Sublessee, as its sole and exclusive remedy, may by written notice delivered to Sublessor not later than April 10, 1999, cancel this Amendment, whereupon this Amendment shall be deemed null, void and of no further force or effect, except that Sublessee shall be obligated to immediately surrender possession of any temporary space (as


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described below) to Sublessor in the condition required by the Sublease, and
Sublessee shall continue to be bound by and to perform its obligations under the Sublease.

        4. Temporary Space. If prior to the Effective Date, Sublessor determines that office space within the Building is available for temporary use by Sublessee's employees, then Sublessor shall offer such space to Sublessee on a temporary basis. The temporary use of such space by Sublessee's employees shall be subject to all of the terms and conditions of the Sublease, including without limitation, the payment of Rent (Monthly Base Rent for such temporary space shall be calculated at the rate of $1.63 per square foot of such space, reimbursement for the use of any cubicles will be calculated at the rate of $0.25 per square foot, and Sublessee's share of Sublessor's Operating Expenses shall be increased proportionately by the amount of such space), and any other terms and conditions reasonably requested by Sublessor. The parties shall memorialize their agreement regarding any such temporary space in writing as an amendment to the Sublease.

        5.     Miscellaneous.

               5.1 Consent of Master Lessor. Notwithstanding anything to the contrary contained in this Amendment, this Amendment shall have no force or effect unless and until it has been approved by Master Lessor in writing.

               5.2 Counterparts. This Amendment may be executed in any number of original counterparts, all of which evidence only one agreement, and only one of which need be produced for any purpose.

               5.3 Confirmation. Sublessor and Sublessee hereby ratify and confirm all of the terms and provisions of the Sublease, as amended by this Amendment, and the Sublease, as so amended, shall continue in full force and effect.

                            [Signature page follows]




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        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

"Sublessor"                         "Sublessee"

INFOSEEK CORPORATION,               REDBACK NETWORKS, INC.,
a Delaware corporation              a Delaware corporation



By:     /s/ LESLIE E. WRIGHT        By:  /s/ Geoffrey C. Darby
     -------------------------      --------------------------
Printed                             Printed
Name:    Leslie E. Wright           Name:    Geoffrey C. Darby
     -------------------------      --------------------------

Title:   COO/CFO                    Title:   CFO
     -------------------------      --------------------------




By:                                 By:
   ------------------------------      ------------------------------
Printed                             Printed
Name:                               Name:
     ----------------------------        ----------------------------
Title:                              Title:
      ---------------------------         ---------------------------


                            CONSENT OF MASTER LESSOR

        Master Lessor hereby acknowledges receipt of a copy of this Amendment. Master Lessor hereby consents to this Amendment. By this consent, Master Lessor shall not be deemed to have entered into the Sublease or to have consented to any further amendment of the Sublease.

Master Lessor:

LIMAR REALTY CORP. #8,
a California corporation

By: /s/  THOMAS A. NUMAINVILLE
   ----------------------------------
Printed
Name:    THOMAS A. NUMAINVILLE
     --------------------------------
Its:  SENIOR V.P.
     --------------------------------



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                                    Exhibit A

                         Depiction of Subleased Premises

                                (To be attached)

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                                BUILDING LAYOUT














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                          MEMORANDUM OF UNDERSTANDING
                                    BETWEEN
                   INFOSEEK, INC. AND REDBACK NETWORKS, INC.

1. RedBack will sublease the rest of Bldg. C's first floor - approximately 12,000 sq. ft. starting no later than 3/31/99.

2. Triple Net square foot cost before allocated/shared expenses, for $1.63 per sq. ft.

3. Monthly cost per square foot for leasing the existing cubicles will be 25 cents per sq. ft./mo.

4. Monthly allocated expense percentage will be recalculated using the formula in the original sublease.

5. The add-on sublease contract to be co-terminus with the current sublease termination date of 9/30/99.

6. Until RedBack can take over the rest of the first floor, Infoseek will work with RedBack, on a space available basis, to house additional employees.

7.   Both companies will share the first floor workout room.

8. RedBack will install a security card reader on the "C" Lobby door so that either Infoseek or RedBack employees can use that set of doors.


/s/  GEOFF DARBY                        /s/  LES WRIGHT
------------------------------          -------------------------------
Geoff Darby, CFO, Redback               Les Wright, COO, Infoseek


     1/11/99                                 1/11/99
------------------------------          -------------------------------
Date                                    Date


THIS MEMORANDUM OF UNDERSTANDING ("MOU") IS INTENDED SOLELY TO FACILITATE DISCUSSIONS AMONG THE PARTIES. THIS MOU IS NOT INTENDED TO CREATE NOR SHALL IT BE DEEMED TO CREATE A LEGALLY BINDING OR ENFORCEABLE AGREEMENT, OFFER, OR THE LIKE OF ANY TYPE OR NATURE AND NEITHER PARTY SHALL HAVE ANY LEGAL OBLIGATION WHATSOEVER PURSUANT TO THIS MOU.